Exhibit 99.1

LMP Automotive Holdings, Inc. Announces the Appointment of Robert Bellaflores as Chief Financial Officer

July 7, 2021

FORT LAUDERDALE, FL / GLOBE NEWSWIRE /July 7, 2021/ LMP Automotive Holdings, Inc. (NASDAQ: LMPX) (“LMP” or the “Company”), an e-commerce and facilities-based automotive retailer in the United States, today Announced the Appointment of Robert Bellaflores as Chief Financial Officer.

Robert Bellaflores has served as Senior Corporate Controller of LMP since April 16, 2021. Mr. Bellaflores has over 30 years of accounting experience in both public and private industry beginning his career at Deloitte & Touche in New York prior to moving to Florida in 1991. Prior to joining the Company, he was with the Projects Division of Steven Douglas & Associates from 2006 to 2021 as a senior level executive working with clients in Publications Media, Communications, Real Estate, Retail and Manufacturing industries. Prior to 2006, Mr. Bellaflores was the Controller for several public and private companies such as Perfumania and NuCo2. Mr. Bellaflores is a Certified Public Accountant and has a BBA in Accounting from CUNY Baruch College in New York.

Mr. Bellaflores will assume the role of Chief Financial Officer effective immediately and report directly to Mr. Tawfik, Chairman of the Board of Directors and Chief Executive Officer.

Sam Tawfik, the Company’s Chairman and Chief Executive Officer commented, “I, on behalf of myself and LMP’s Board of Directors, would like to congratulate Mr. Bellaflores for earning the role as CFO. Robert has demonstrated his diverse experience and in-depth knowledge of accounting operations, including managing projects and functions relating to all aspects of GAAP, audit and internal controls, budgeting, forecasting, financial analysis and research, internal and external financial reporting, including SEC filings, reporting and compliance.”

Tawfik concluded, “LMP plans to announce additions to senior management personnel in both the accounting and operational departments in the coming weeks to accommodate its rapid growth and M&A strategy.”

ABOUT LMP AUTOMOTIVE HOLDINGS, INC.

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) is a growth company with a long-term plan to profitably consolidate and partner with automotive dealership groups in the United States. We offer a wide array of products and services fulfilling the entire vehicle ownership lifecycle, including new and used vehicles, finance and insurance products and automotive repair and maintenance.

Our proprietary e-commerce technology and strategy are designed to disrupt the industry by leveraging our experienced teams, growing selection of owned inventories and physical logistics network. We seek to provide customers with a seamless experience both online and in person. Our physical logistics network enables us to provide convenient free delivery points for customers and provide services throughout the entire ownership life cycle. We use digital technologies to lower our customer acquisition costs, achieve operational efficiencies and generate additional revenues. Our unique growth model generates significant cash flows, which funds our innovation and expansion into new geographical markets, along with strategically building out dealership networks, creating personal transportation solutions that consumers desire.

Investor Relations:

LMP Automotive Holdings, Inc.

500 East Broward Boulevard, Suite 1900

Fort Lauderdale, FL 33394

investors@lmpah.com

For more information visit:

lmpmotors.com

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.